As filed with the Securities and Exchange Commission on November 2, 2012
Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
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NATHAN’S FAMOUS, INC.

Delaware (State or other jurisdiction of incorporation or organization)	11-3166443 (I.R.S. Employer Identification No.)

One Jericho Plaza Jericho, New York (Address of principal executive offices)	11753 (Zip Code)

2010 Stock Incentive Plan, as amended
(Full title of the plan)

Eric Gatoff
Chief Executive Officer
Nathan’s Famous, Inc.
One Jericho Plaza
Jericho, New York 11753
(Name and address of agent for service)

516-338-8500
(Telephone number, including area code, of agent for service)

With a copy to:
Steven Wolosky, Esq.
Olshan Frome Wolosky LLP
65 E. 55th Street
New York, New York 10022
(212) 451-2300

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered(1)(3)	Proposed Maximum offering price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee
Common Stock, par value $.01 per share: shares reserved for future issuance under the 2010 Stock Incentive Plan, as amended	250,000	$ 27.71(2)	$6,927,500	$944.91
TOTAL	250,000		$6,927,500	$944.91

(1)
Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”) this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.  There are also registered hereby such indeterminate number of shares of Common Stock, $.01 par value (the “Common Stock”) as may become issuable by reason of the operation of the anti-dilution provisions of the Nathan’s Famous, Inc. (the “Company”) 2010 Stock Incentive Plan, as amended (the “2010 Plan”).

(2)
With respect to the shares available for issuance under the 2010 Plan, pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), the offering price per share, solely for the purpose of determining the registration fee, is equal to the closing price of the Company’s Common Stock as reported on the Nasdaq Global Market on October  31, 2012 of $27.71 per share.

(3)
Of the 671,000 shares potentially available for issuance under the 2010 Plan, 421,000 of such shares were previously registered.  Accordingly this registration statement relates to 250,000 shares which were authorized pursuant to an amendment to the 2010 Plan.

(ii)

EXPLANATORY NOTE

The Company has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act, to register 250,000 shares of Common Stock, $.01 par value per share, of the Company issuable or issued pursuant to the 2010 Plan.  The Company previously registered shares under its 2001 Stock Option Plan (the “2001 Plan”) (Registration Nos. 333-82760 and 333-155171) under the Company’s 2002 Stock Option Plan (the “2002 Plan”) (Registration No. 333-101355) and under the 2010 Plan (Registration No. 333-177736).  With respect to 421,000 of the 671,000 shares available for issuance under the 2010 Plan, such shares were previously registered under the registration statements referred to in the preceding sentence and hence no additional filing fee will be paid for the shares.  Pursuant to General Instruction E to Form S-8, the contents of the prior registration statements relating to the 2001 Plan, the 2002 Plan and the 2010 Plan, and all periodic reports that the Company filed after such Registration Statements to maintain current information about the Company are hereby incorporated by reference.

This Form S-8 includes a Reoffer Prospectus prepared in accordance with Part I of Form S-3 under the Securities Act.  The Reoffer Prospectus may be utilized for reofferings and resales of shares of Common Stock acquired pursuant to the (i) 2001 Plan, (ii) the 2002 Plan and (iii) the 2010 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information

The documents containing the information concerning the Plans required by Item 1 of this Registration Statement on Form S-8, and the statement of availability of registrant information, employee benefit plan annual reports and other information required by Item 2 of Form S-8, will be sent or given to persons eligible to participate in the Plans as specified by Rule 428(b)(1) under the Securities Act.  We will maintain a file of such documents in accordance with the provisions of Rule 428 and, upon request, shall furnish to the Commission or its staff a copy or copies of documents included in such file.  Pursuant to the instructions to Form S-8, these documents are not required to be and are not being filed either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute part of a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information

Any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) prospectus) and the other documents required to be delivered to employees pursuant to Rule 428(b) will be available without charge to participants in the Plans upon written or oral request by contacting:

Nathan’s Famous, Inc.
One Jericho Plaza
Jericho, New York 11753
Attention:  Chief Financial Officer
(516) 338-8500

(iii)

PROSPECTUS

497,500 SHARES
NATHAN’S FAMOUS, INC.
Common Stock ($.01 par value)

This prospectus relates to the reoffer and resale by certain selling stockholders of restricted shares of Nathan’s Famous, Inc. (“Nathan’s”, the “Company”, “we”, “our” or “us”) or shares that may be issued by us to the selling stockholders upon the exercise of stock options granted under our 2001 Stock Option Plan, our 2002 Stock Incentive Plan and our 2010 Stock Incentive Plan.  We previously registered the offer and sale of the shares to the selling stockholders.  This Prospectus also relates to certain underlying options, shares of restricted stock and shares relating to restricted stock units that have not as of this date been granted or issued.  If and when such options, shares of restricted stock, or shares relating to restricted stock units are granted to persons required to use the prospectus to reoffer and resell the shares underlying such options, the shares of restricted stock or the shares relating to the restricted stock units, we will distribute a prospectus supplement.  The shares are being reoffered and resold for the account of the selling stockholders and we will not receive any of the proceeds from the resale of the shares.

The selling stockholders have advised us that the resale of their shares may be effected from time to time in one or more transactions on the Nasdaq Global Market, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated.  See “Plan of Distribution.”  We will bear all expenses in connection with the preparation of this prospectus.  We will, however, receive the exercise price of any options, exercisable into shares that will be reoffered and resold, at the time of their exercise.

Our Common Stock is listed on the Nasdaq Global Market.  On November 1, 2012, the closing price for the Common Stock, as reported by the Nasdaq Global Market, was $29.29.

This investment involves risk. See “Risk Factors” beginning at page 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  THEY HAVE NOT MADE, NOR WILL THEY MAKE, ANY DETERMINATION AS TO WHETHER ANYONE SHOULD BUY THESE SECURITIES.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is November 2, 2012.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-8 with the SEC for our common stock offered in this offering.  This prospectus does not contain all the information set forth in the Registration Statement.  You should refer to the Registration Statement and its exhibits for additional information.  Whenever we make references in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits to the Registration Statement for copies of the actual contracts, agreements or other documents.

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”).  You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain further information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.  Our SEC filings are also available to the public over the Internet at the SEC’s Web site at http://www.sec.gov.  You may also request copies of such documents, upon payment of a duplicating fee, by writing to the SEC at 100 F Street, N.E., Washington, D.C. 20549.  Reports, proxy statements and other information concerning us can also be inspected at the Nasdaq Global Market Operations, 1735 K Street, N.W., Washington, D.C. 20006.  You may also find recent documents we filed on our website at www.nathansfamous.com.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until the sale of all the shares of Common Stock that are part of this offering.  The documents we are incorporating by reference are as follows:

(1)	Our Annual Report on Form 10-K for the year ended March 25, 2012;

(2)	Our Proxy Statement on Schedule 14a for the 2012 Annual Meeting of Stockholders;

(3)	Our Quarterly Report on Form 10-Q for the quarter ended June 24, 2012;

(4)	Our Current Report on Form 8-K, filed September 14, 2012;

(5)	Our Quarterly Report on Form 10-Q for the quarter ended September 23, 2012; and

(6)
The description of the class of securities to be offered which is contained in a registration statement filed under Section 12 of the Securities Exchange Act of 1934 (File No. 0-3189), including any amendments or reports filed for the purpose of updating that description.

You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing or telephoning us at the following address:

Nathan’s Famous, Inc.
One Jericho Plaza
Jericho, New York  11753
Attention:  Vice President Finance and Chief Financial Officer
(516) 338-8500

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the SEC.  You should rely only on the information provided or incorporated by reference in this prospectus or any related supplement.  We have not authorized anyone else to provide you with different information.  The Selling Stockholders will not make an offer of these shares in any state where the offer is not permitted.  You should not assume that the information in this prospectus or any supplement is accurate as of any other date than the date on the front of those documents.

RISK FACTORS

Our business is subject to various risks.  Certain risks are specific to each way we do business, such as through Company-owned restaurants, franchised restaurants, Branded Products and retail, while other risks, such as health-related or economic risks, may affect all of the ways that we do business.

Investors should carefully consider all of the information set forth in this Prospectus, and the risk factors in the Company’s Annual Report on Form 10-K for the fiscal year ended March 25, 2012 and the risk factors and other information in the Company’s subsequent filings with the Securities and Exchange Commission, before deciding to invest in any of the Company’s securities.  Such risk factors are not exhaustive.  Additional risks and uncertainties not presently known to the Company may also adversely impact its business.  The Company’s business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks.  In that case, the trading price of the Company’s common stock could decline.

THE COMPANY

We are engaged primarily in the marketing of the “Nathan’s Famous” brand and the sale of products bearing the “Nathan’s Famous” trademarks through several different channels of distribution.  The Company considers itself to be in the food service industry, and has pursued co-branding and co-hosting initiatives.

Our principal executive offices are located at One Jericho Plaza, Jericho, New York 11753.  Our telephone number is (516) 338-8500.

USE OF PROCEEDS

The shares of Common Stock offered hereby are being registered for the account of the selling stockholders identified in this prospectus.  See “Selling Stockholders.”  All net proceeds from the sale of the Common Stock will go to the stockholders who offer and sell their shares.  We will not receive any part of the proceeds from such sales of Common Stock.  We will, however, receive the exercise price of the options at the time of their exercise.  Such proceeds will be contributed to working capital and will be used for general corporate purposes.

SELLING STOCKHOLDERS

This Prospectus relates to the reoffer and resale of shares issued or that may be issued to the selling stockholders under our 2001 Stock Option Plan, 2002 Stock Incentive Plan and 2010 Stock Incentive Plan.

The following table sets forth (i) the number of shares of Common Stock beneficially owned by each selling stockholder at November 1, 2012, (ii) the number of shares to be offered for resale by each selling stockholder (i.e., the total number of restricted shares or shares underlying options held by each selling stockholder irrespective of whether such options are presently exercisable or exercisable within sixty days of November 1, 2012), and (iii) the number and percentage of shares of our Common Stock to be held by each selling stockholder after completion of the offering (i.e., such number is exclusive of restricted shares or shares underlying options that have not been exercised).

Name	Number of shares of Common Stock Beneficially Owned at November 1, 2012 (1)	Number of Shares to be Offered for Resale (2)	Number of shares of Common Stock After Completion of the Offering (3)	Percentage of Class to be Owned After Completion of the Offering
Robert J. Eide (4)	94,325	25,000	76,825	1.7%
Eric Gatoff (5)	67,283	90,000	14,783	*
Brian S. Genson (6)	39,113	35,000	11,613	*
Barry Leistner (7)	27,500	25,000	10,000	*
Howard M. Lorber (8)	1,037,850	100,000	956,600	21.4%
Wayne Norbitz (9)	101,750	70,000	43,000	*
Donald L. Perlyn (10)	112,519	50,000	70,019	1.6%
A.F. Petrocelli (11)	148,500	35,000	121,000	2.7%
Charles Raich (12)	27,556	25,000	10,056	*
Ronald DeVos (13)	47,425	42,500	14,300	*

____________

*	Less than one percent

(1)
A person is deemed to be the beneficial owner of voting securities that can be acquired by such person within 60 days after November 1, 2012 upon the exercise of options, warrants or convertible securities.  Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and that are currently exercisable (i.e., that are exercisable within 60 days from  November 1, 2012) have been exercised.  Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

(2)	Includes both vested and non-vested stock options.

(3)	Includes the aggregate ownership of the Company’s Common Stock assuming all of the shares of Common Stock offered for resale pursuant to their offering have been sold.

(4)
Common Stock beneficially owned at  November 1, 2012 includes options exercisable within 60 days to purchase 17,500 shares and 75,000 shares owned by the Howard M. Lorber Irrevocable Trust, for which Mr. Eide is trustee.  Includes 53 shares pledged as collateral to secure certain personal indebtedness including under a personal margin account.  Mr. Eide has been a Director of the Company for more than three (3) years.

(5)
Common Stock beneficially owned at November 1, 2012 consists of options exercisable within 60 days to purchase 52,500 shares.  Mr. Gatoff has been a Director of the Company and our Chief Executive Officer for more than three (3) years.

(6)	Common Stock beneficially owned at November 1, 2012 includes options exercisable within 60 days to purchase 27,500 shares. Mr. Genson has been a Director of the Company for more than three (3) years.

(7)
Common Stock beneficially owned at November 1, 2012 includes options exercisable within 60 days to purchase 17,500 shares.  Mr. Leistner has been a Director of the Company for more than three (3) years.

(8)
Common Stock beneficially owned at November 1, 2012 includes options exercisable within 60 days to purchase an aggregate of 31,250 shares and 50,000 shares of restricted stock.  Also includes 75,000 shares owned by the Howard M. Lorber Irrevocable Trust, as to which Mr. Lorber disclaims beneficial ownership.  Includes 186,500 shares pledged as collateral to secure certain personal indebtedness including under a personal margin account.  Mr. Lorber has been a Director of the Company and our Executive Chairman of the Board for more than three (3) years.

(9)
Common Stock beneficially owned at November 1, 2012 includes options exercisable within 60 days to purchase 58,750 shares.  Includes 3,000 shares held in the estates of Mr. Norbitz’s parents, for which he serves as executor.  Mr. Norbitz has been a Director of the Company and our President for more than three (3) years.

(10)
Common Stock beneficially owned at November 1, 2012 consists of options exercisable within 60 days to purchase 42,500 shares.  Mr. Perlyn has been a Director of the Company and our Executive Vice President for more than three (3) years.

(11)
Common Stock beneficially owned at November 1, 2012 includes options exercisable within 60 days to purchase 27,500 shares.  Includes 48,500 shares owned by United Capital Corp., as to which Mr. Petrocelli disclaims beneficial ownership.  Mr. Petrocelli has been a Director of the Company for more than three (3) years.

(12)
Common Stock beneficially owned at November 1, 2012 includes 5,510 shares owned by Raich Ende Malter & Co., LLP, of which Mr. Raich is Co-Managing Partner; Mr. Raich shares voting and investment power over such shares.  Includes options exercisable within 60 days to purchase 17,500 shares.  Mr. Raich has been a Director of the Company for more than three (3) years.

(13)
Common Stock beneficially owned at November 1, 2012 includes options exercisable within 60 days to purchase 33,125 shares.  Mr. DeVos has been our Vice President – Finance and Chief Financial Officer for more than three (3) years.

PLAN OF DISTRIBUTION

This offering is self-underwritten; neither we nor the selling stockholders have employed an underwriter for the sale of Common Stock by the selling stockholders.  We will bear all expenses in connection with the preparation of this Prospectus.  The selling stockholders will bear all expenses associated with the sale of the Common Stock.

The selling stockholders may offer their shares of Common Stock directly or through pledgees, donees, transferees or other successors in interest in one or more of the following transactions:

•	On any stock exchange on which the shares of Common Stock may be listed at the time of sale
•	In negotiated transactions
•	In the over-the-counter market
•	In a combination of any of the above transactions

The selling stockholders may offer their shares of Common Stock at any of the following prices:

•	Fixed prices which may be changed
•	Market prices prevailing at the time of sale
•	Prices related to such prevailing market prices
•	At negotiated prices

The selling stockholders may effect such transactions by selling shares to or through broker-dealers, and all such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchasers of shares of Common Stock for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

Any broker-dealer acquiring Common Stock from the selling stockholders may sell the shares either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis or to its customers.  Any such sales may be at prices then prevailing on the Nasdaq Global Market or at prices related to such prevailing market prices or at negotiated prices to its customers or a combination of such methods.  The selling stockholders and any broker-dealers that act in connection with the sale of the Common Stock hereunder might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act; any commissions received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.  Any such commissions, as well as other expenses incurred by the selling stockholders and applicable transfer taxes, are payable by the selling stockholders.

The selling stockholders reserve the right to accept, and together with any agent of the selling stockholder, to reject in whole or in part any proposed purchase of the shares of Common Stock.  The selling stockholders will pay any sales commissions or other seller’s compensation applicable to such transactions.

We have not registered or qualified offers and sales of shares of the Common Stock under the laws of any country, other than the United States.  To comply with certain states’ securities laws, if applicable, the selling stockholders will offer and sell their shares of Common Stock in such jurisdictions only through registered or licensed brokers or dealers.  In addition, in certain states the selling stockholders may not offer or sell shares of Common Stock unless we have registered or qualified such shares for sale in such states or we have complied with an available exemption from registration or qualification.

The selling shareholders have represented to us that any purchase or sale of shares of Common Stock by them will comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended.  In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our Common Stock (a “Distribution”) from directly or indirectly bidding for, or purchasing for any account in which he or she has a beneficial interest, any of our Common Stock or any right to purchase our Common Stock, for a period of one business day before and after completion of his or her participation in the distribution (we refer to that time period as the “Distribution Period”).

During the Distribution Period, Rule 104 under Regulation M prohibits the selling shareholders and any other persons engaged in the Distribution from engaging in any stabilizing bid or purchasing our Common Stock except for the purpose of preventing or retarding a decline in the open market price of our Common Stock.  No such person may effect any stabilizing transaction to facilitate any offering at the market.  Inasmuch as the selling shareholders will be reoffering and reselling our Common Stock at the market, Rule 104 prohibits them from effecting any stabilizing transaction in contravention of Rule 104 with respect to our Common Stock.

There can be no assurance that the selling shareholders will sell any or all of the shares offered by them hereunder or otherwise.

LEGAL MATTERS

Certain legal matters in connection with the issuance of the shares of Common Stock offered hereby have been passed upon for the Company by Olshan Frome Wolosky LLP, 65 E. 55th Street, New York, New York 10022.

EXPERTS

The audited consolidated financial statements and schedule, and management’s assessment of the effectiveness of internal control over financial reporting included in the Annual Report on Form 10-K for the year ended March 25, 2012, incorporated by reference in this prospectus and elsewhere in the registration statement, have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

ADDITIONAL INFORMATION

We have filed with the SEC five Registration Statements on Form S-8 under the Securities Act with respect to the Shares offered hereby.  For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statements.  Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statements, each such statement being qualified in all respects by such reference.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company, the Company has been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until the sale of all the shares of Common Stock that are part of this offering.  The documents we are incorporating by reference are as follows:

(1)	Our Annual Report on Form 10-K for the year ended March 25, 2012;

(2)	Our Proxy Statement on Schedule 14a for the 2012 Annual Meeting of Stockholders;

(3)	Our Quarterly Report on Form 10-Q for the quarter ended June 24, 2012;

(4)	Our Current Report on Form 8-K, filed September 14, 2012;

(5)	Our Quarterly Report on Form 10-Q for the quarter ended September 23, 2012; and

(6)
The description of the class of securities to be offered which is contained in a registration statement filed under Section 12 of the Securities Exchange Act of 1934 (File No. 0-3189), including any amendments or reports filed for the purpose of updating that description.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interest of Named Experts and Counsel

None.

Item 6.	Indemnification of Officers and Directors

As permitted by the Delaware General Corporation Law (“DGCL”), the Company’s Certificate of Incorporation, as amended, limits the personal liability of a director or officer to the Company for monetary damages for breach of fiduciary duty of care as a director or officer.  Liability is not eliminated for (i) any breach of the director’s or officer’s duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends or stock purchase or redemptions pursuant to Section 174 of the DGCL, or (iv) any transaction from which the director derived an improper personal benefit.

Delaware Law

The Company is subject to Section 203 of the DGCL, which prevents an “interested stockholder” (defined in Section 203, generally, as a person owning 15% or more of a corporation’s outstanding voting stock) from engaging in a “business combination” with a publicly-held Delaware corporation for three years following the date such person became an interested stockholder, unless:  (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder’s becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (subject to certain exceptions), or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of 66% of the outstanding voting stock of the corporation not owned by the interested stockholder.  A “business combination” includes mergers, stock or asset sales and other transactions resulting in a financial benefit to the interested stockholder.

The provisions of Section 203 of the DGCL could have the effect of delaying, deferring or preventing a change in the control of the Company.

Nathan’s Famous, Inc. maintains a directors and officers insurance and company reimbursement policy.  The policy insures directors and officers against unindemnified loss arising from certain wrongful acts in their capacities and reimburses Nathan’s Famous, Inc. for such loss for which Nathan’s Famous, Inc. has lawfully indemnified the directors and officers.  The policy contains various exclusions, none of which relate to the offering hereunder.  Nathan’s Famous, Inc. also has agreements with its directors and officers providing for the indemnification thereof under certain circumstances.

Item 7.	Exemption From Registration Claimed

Not applicable.

Item 8.	Exhibits

4.1	2010 Stock Incentive Plan (Incorporated by reference to Exhibit A to Proxy Statement on Schedule 14A dated June 23, 2010).
4.2	Amendment to the 2010 Stock Incentive Plan (Incorporated by reference to Exhibit 99.1 of the Current Report on Form 8-K, filed September 14, 2012).
*5.1	Opinion of Olshan Frome Wolosky LLP as to the legality of the stock covered by this registration statement.
*23.1	Consent of Grant Thornton LLP, independent registered public accounting firm.
*23.2	Consent of Olshan Frome Wolosky LLP (included in exhibit 5.1).
*24.1	Powers of Attorney, included on the signature page to this Registration Statement.
____________
*	Filed herewith.

Item 9.	Undertakings.

A.           The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

(2)
That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B.           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and authorizes this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Jericho, State of New York, on the 2nd day of November, 2012.

NATHAN’S FAMOUS, INC.
(Registrant)

By:	/s/ Eric Gatoff
Eric Gatoff Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Eric Gatoff and Ronald DeVos his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Eric Gatoff	Chief Executive Officer (Principal Executive Officer)	November 2, 2012
Eric Gatoff
/s/ Howard M. Lorber	Executive Chairman	November 2, 2012
Howard M. Lorber
/s/ Wayne Norbitz	President, Chief Operating Officer and Director	November 2, 2012
Wayne Norbitz
/s/ Ronald G. DeVos	Vice-President – Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	November 2, 2012
Ronald G. DeVos
/s/ Donald L. Perlyn	Executive Vice President and Director	November 2, 2012
Donald L. Perlyn
	Director	November 2012
Robert J. Eide
/s/ Barry Leistner	Director	November 2, 2012
Barry Leistner
/s/ Brian Genson	Director	November 2, 2012
Brian Genson
/s/ Attilio F. Petrocelli	Director	November 2, 2012
Attilio F. Petrocelli
/s/ Charles Raich	Director	November 2, 2012
Charles Raich

EXHIBIT INDEX

4.1	2010 Stock Incentive Plan (Incorporated by reference to Exhibit A to Proxy Statement on Schedule 14A dated June 23, 2010).
4.2	Amendment to the 2010 Stock Incentive Plan (Incorporated by reference to Exhibit 99.1 of the Current Report on Form 8-K, filed September 14, 2012).
*5.1	Opinion of Olshan Frome Wolosky LLP as to the legality of the stock covered by this registration statement.
*23.1	Consent of Grant Thornton LLP, independent registered public accounting firm.
*23.2	Consent of Olshan Frome Wolosky LLP (included in exhibit 5.1).
*24.1	Powers of Attorney, included on the signature page to this Registration Statement.